EXHIBIT 10.26


                    SECURED INSTALLMENT PROMISSORY NOTE

     $283,425.00              Roy, Utah           January 6, 1995

     The undersigned promises to pay to the order of Iomega Corporation in Roy, Utah or at such other place as the holder hereof may designate in writing, the sum of Two Hundred Eighty Three Thousand Four Hundred Twenty-Five Dollars ($283,425.00) in one (1) installment with interest at prime rate which is 7 3/4 percent, payable on the unpaid balance. Stock certificates representing 165,625 shares of Iomega Corporation common stock will be held as collateral until the note has been paid in full. The installment shall be paid on or before one (1) year from the date of the Note, as shown above.
     This Note may be prepaid from time to time in whole or in part without permission or penalty.
     Any balance unpaid on the maturity of this Note shall bear interest thereafter, both before and after judgement, at the annual percentage rate stated above.
     Presentment, demand, protest, notice of dishonor and extension of time without notice are hereby waived, and the undersigned consents to the release of any security, or any part thereof, with or without substitution.



/s/ Phillip P. Krumb                    8400 Datapoint Drive
Phillip P. Krumb                        Address
                                   ____________________________________

January 6, 1995                    ____________________________________
Date